                                                Exhibit 99.1
P.O. Box 25099 ~ Richmond, VA 23260 ~ phone: (804) 359-9311 ~ fax (804) 254-3584
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P R E S S R E L E A S E

CONTACT:	Universal Corporation Investor Relations	RELEASE:	4:15 p.m. ET
Phone: (804) 359-9311
Fax: (804) 254-3584
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend and Share Repurchase
Richmond, VA February 5, 2025 / BUSINESSWIRE

Universal Corporation (NYSE:UVV), a global business-to-business agriproducts company, announced today that the Company's Board of Directors declared a quarterly dividend of eighty-one cents ($0.81) per share on the common shares of the Company, payable May 5, 2025, to common shareholders of record at the close of business on April 14, 2025.

Universal Corporation (NYSE: UVV) is a global agricultural company with over 100 years of experience supplying products and innovative solutions to meet our customers’ evolving needs and precise specifications. Through our diverse network of farmers and partners across more than 30 countries on five continents, we are a trusted provider of high-quality, traceable products. We leverage our extensive supply chain expertise, global reach, integrated processing capabilities, and commitment to sustainability to provide a range of products and services designed to drive efficiency and deliver value to our customers. For more information, visit www.universalcorp.com.

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